UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 10, 2017

UQM Technologies, Inc.
(Exact name of registrant as specified in its charter)

Colorado	1-10869	84-0579156
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4120 Specialty Place
Longmont, Colorado 80504
(Address of principal executive offices, including zip code)

(303) 682-4900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a‑12)

[  ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 10, 2017, UQM Technologies, Inc. (the “Company”) filed its Amended and Restated Articles of Incorporation pursuant to the approval of the Company’s shareholders as described in Item 5.07 below.  Among other changes to the Company’s existing articles of incorporation, the Amended and Restated Articles of Incorporation increase the number of the Company’s authorized shares of common stock by 100,000,000 to 175,000,000.  The Amended and Restated Articles of Incorporation also provide that the Company may use written shareholder consent in lieu of meetings, subject to the provisions of the Colorado Business Corporation Act and the Company’s bylaws.  At this time, the Company has no intention to use written shareholder consents in lieu of meetings.  The Amended and Restated Articles of Incorporation of the Company are included as Exhibit 3.1

Item 5.07Submission of Matters to a Vote of Security Holders.

On January 10, 2017, the Company reconvened its annual meeting of shareholders that had been adjourned on December 21, 2016.

The Company had 48,518,666 shares of common stock outstanding as of October 4, 2016, the record date for the annual meeting. At the annual meeting as reconvened, holders of a total of 44,977,315 shares of common stock were present in person or represented by proxy. The following sets forth information regarding the results of the voting at the annual meeting:

Proposal 2. The shareholders approved the Amended and Restated Articles of Incorporation of the Company:

Shares Voted “For”	Shares Voted “Against”	Shares Voted “Abstain”	Broker Non-Votes
32,631,201	5,330,361	170,864	6,844,889

Item 9.01Financial Statements and Exhibits.

(d)Exhibits

The following exhibit is furnished as part of this Current Report on Form 8-K.

Exhibit No.	Description of Exhibit
3.1	Amended and Restated Articles of Incorporation of the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

28
UQM TECHNOLOGIES, INC.

Dated: January 10, 2017	By: /s/DAVID I. ROSENTHAL
David I. Rosenthal
Treasurer, Secretary and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.Description of Exhibit

3.1Amended and Restated Articles of Incorporation of the Company